EXHIBIT 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Jonathan R. Potter
Senior Director, Corporate Communications	(212) 453-2406
(781) 860-8533	potterj@fleishman.com
eileen.mcintyre@cubist.com

IV ANTIBIOTIC CUBICIN APPROVED FOR MARKETING IN CANADA

LABEL INCLUDES BOTH COMPLICATED SKIN AND SKIN STRUCTURE AND
S. AUREUS BLOODSTREAM INFECTIONS

Lexington, MA — September 25, 2007 — Cubist Pharmaceuticals, Inc. (NASDAQ:  CBST) today announced that CUBICIN® (daptomycin for injection) is now approved for marketing in Canada. The approval was granted on Monday by Health Canada.  Oryx Pharmaceuticals, Inc. (Oryx) has licensed CUBICIN for the Canadian market from Cubist.  The approved label includes both complicated skin and skin structure infections caused by certain Gram positive infections, at an approved dose of 4 mg/kg, and bloodstream infections, including right-sided infective endocarditis, caused by Staphylococcus aureus, at an approved dose of 6 mg/kg.

Oryx President Doug Reynolds said, “There is a great need in Canada for new approved therapies to treat serious, sometimes life-threatening infections, particularly those caused by methicillin-resistant Staphylococcus aureus. We look forward to our commercial launch of the drug, and expect that CUBICIN will quickly become an essential part of the infectious disease armamentarium in Canada.” Cubist President and CEO Michael Bonney said, “We congratulate the entire Oryx organization on this very important accomplishment, and wish them well with the upcoming launch.”

Oryx expects to formally launch CUBICIN in Canada by late November. While undergoing the regulatory review process, CUBICIN has been available to Canadian healthcare institutions, when requested, through Health Canada’s Special Access Programme (SAP) which provides access to non-marketed drugs for practitioners treating patients with serious or life-threatening conditions when conventional therapies have failed, are unsuitable, or unavailable. The SAP will remain active until Canadian inventory is in stock in the Oryx distribution system.

CUBICIN, originally introduced in the U.S. in 2003 and approved for an expanded U.S. label in 2006, already has been used to treat more than an estimated 370,000 patients in the U.S.  Other international markets where CUBICIN has received regulatory approval for multiple indications include the EU, Switzerland, Taiwan, South Korea, and Israel.  Cubist markets CUBICIN in the U.S. through its own commercial organization and has licensed the drug for marketing in all other parts of the world.

About Oryx:
Oryx (www.oryxpharma.com) is a Canadian specialty pharmaceutical company that commercializes prescription pharmaceutical products in the antiinfective, cardiovascular, CNS, and urology areas.

About CUBICIN

CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. for the treatment of complicated skin and skin structure infections caused by susceptible strains of the following Gram-positive microorganisms: Staphylococcus aureus (including methicillin-resistant strains), Streptococcus pyogenes, S. agalactiae, S. dysgalactiae subsp equisimilis and Enterococcus faecalis (vancomycin-susceptible strains only).  CUBICIN is also approved in the U.S. as therapy for bloodstream infections (bacteremia), including right-sided endocarditis, caused by S. aureus.  CUBICIN is not indicated for the treatment of pneumonia.  Most adverse events reported in clinical trials were mild to moderate in intensity.  The most common were anemia, constipation, diarrhea, nausea, vomiting, injection site reactions, and headache.  To reduce the development of drug-resistant bacteria and maintain the effectiveness of CUBICIN, CUBICIN should be used only to treat or prevent infections that are proven or strongly suspected to be caused by bacteria susceptible to CUBICIN. For full prescribing information, visit www.cubicin.com.

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of anti-infectives called lipopeptides.  The Cubist product pipeline includes pre-clinical programs that address unmet medical need in Gram-positive infections, Gram-negative infections, and CDAD (Clostridium difficile-associated diarrhea).  Cubist is headquartered in Lexington, MA.  Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payors and the medical community; (ii) any changes in the current or anticipated market demand or medical need for CUBICIN; (iii) any unexpected adverse events related to CUBICIN, particularly as CUBICIN is used in the treatment of a growing number of patients around the world; (iv) competition in the markets in which we and our partners market CUBICIN, including marketing approvals for new products that will be competitive with CUBICIN; (v) whether the U.S. Food and Drug Administration, or FDA, accepts proposed clinical trial protocols that may be achieved in a timely manner for additional studies of CUBICIN or any other drug candidate we seek to enter into clinical trials; (vi) whether we will receive, and the potential timing of, regulatory approvals or clearances to market CUBICIN in other countries; (vii) legislative and policy changes in the United States and other jurisdictions where our products are sold that may affect the ease of getting a new product or a new indication approved; (viii) changes in government reimbursement for our or our competitors’ products; (ix) whether or not third parties may seek to market generic versions of our products by filing Abbreviated New Drug Applications, or ANDAs, with the FDA, and the results of any litigation that we file to defend and/or assert our patents against such generic companies; (x) our ability to conduct successful clinical trials in a timely manner; (xi) the effect that the results of ongoing or future clinical trials of CUBICIN may have on its acceptance in the medical community; (xii) the ability of our third party manufacturers, including our single source provider of active pharmaceutical ingredient, or API, to manufacture sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices and other requirements of the regulatory approvals for CUBICIN and at an acceptable cost; (xiii) our dependence upon collaborations with our partners and our partners’ ability to execute on development, regulatory and sales expectations in their territories; (xiv) our ability to finance our operations; (xv) the effectiveness of our sales force and our sales force’s ability to access targeted physicians; (xvi) potential costs resulting from product liability or other third party claims; (xvii) our ability to protect our proprietary technologies; (xviii) our ability to integrate successfully the operations of any business that we may acquire and the potential impact of any future acquisition on our financial results; (xix) our ability to discover, acquire or in-license drug candidates and develop and achieve commercial success for drug candidates; and (xx) a variety of risks common to our industry, including ongoing regulatory review, public and investment community perception of the industry, legislative or regulatory changes, and our ability to attract and retain talented employees.

Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

Oryx is a registered trademark of Oryx Pharmaceuticals, Inc.

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